Exhibit 99.1

Depomed Announces Intent to Effect a Debt Refinancing

Provides Selected Preliminary Second Quarter 2017 Financial Results and
Reconfirms Full Year Financial Guidance

NEWARK, CA - July 13, 2017 - Depomed Inc. (NASDAQ: DEPO) (the “Company”) today announced that it is seeking to refinance its existing $375 million principal amount of privately placed secured Senior Notes. The existing notes are due in 2022 and have a coupon of 9.75% over three-month LIBOR (currently 1.30%). The existing note financing was provided by Deerfield and Pharmakon Advisors, LP.

The consummation and actual terms of the proposed refinancing are subject to a number of factors, including market conditions, negotiation and execution of definitive agreements and satisfaction of customary closing conditions. There can be no assurance that the refinancing will occur, or, if it does, as to the terms of the refinancing.

Preliminary Second Quarter 2017 Financial Results

In connection with the proposed debt refinancing, Depomed today announced selected preliminary financial results for the quarter ended June 30, 2017 and reconfirmed its full year guidance.

The Company currently expects net sales to be in the range of approximately $98 million to $103 million for the quarter ended June 30, 2017. The Company also expects non-GAAP Adjusted EBITDA for the second quarter to be in the range of approximately $23 million to $28 million.i Cash and investments as of June 30, 2017 were approximately $117 million. Depomed currently expects to report its full second quarter 2017 financial results in early August.

“Our second quarter performance marked an improvement over our first quarter and was consistent with our expectations,” said Arthur Higgins, President and CEO of Depomed. “We believe that in light of the quarter’s performance we are on track to achieve our previously stated financial guidance for the full year. Refinancing our debt is an important 2017 goal and we expect that we will be able to refinance on significantly more favorable terms given our solid net sales and EBITDA. Our intent is to close the refinancing during the quarter.”

About Depomed

Depomed is a leading specialty pharmaceutical company focused on enhancing the lives of the patients, families, physicians, providers and payors we serve through commercializing innovative products for pain and neurology related disorders. Depomed markets six medicines with areas of focus that include mild to severe acute pain, moderate to severe chronic pain, neuropathic pain, migraine and breakthrough cancer pain. Depomed is headquartered in Newark, California. To learn more about Depomed, visit www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to our expectations regarding a potential refinancing transaction, Depomed’s financial outlook for 2017 and expectations regarding financial results (including results for the second quarter of 2017) and potential business opportunities and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the Company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Contact:

Christopher Keenan
VP, Investor Relations and Corporate Communications
510-744-8000
ckeenan@depomed.com

i     The Company is currently not providing preliminary GAAP net loss ranges as it is still evaluating its non-recurring charges for the quarter ended June 30, 2017.